SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 12, 2004

AMB PROPERTY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-14245	94-3285362

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip Code)

415-394-9000

(Registrants’ telephone number, including area code)

n/a

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(a) NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW
SIGNATURES

ITEM 4.02(a) NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On October 12, 2004, AMB Property Corporation, our general partner, announced a restatement of depreciation expense for its prior period results relating to 39 buildings in our portfolio, 38 of which are located on-tarmac. As part of our on-going review of our accounting policies and internal control over financial reporting, we determined that we should have depreciated certain of our investments in buildings that reside on land subject to ground leases over the remaining terms of the ground leases, not over 40 years as applied to buildings that reside on land held in fee by us. We did not segregate these assets into a separate expected useful life category for depreciation purposes. Our general partner’s management determined that the internal control deficiency that gave rise to this restatement represents a material weakness, as defined by the PCAOB’s Auditing Standard No. 2. In connection with correcting the error, we believe that we have taken appropriate action to modify our system of internal control and properly remediate this internal control deficiency. Going forward, these assets will be depreciated over the lesser of 40 years or the contractual term of the underlying ground lease.

To reflect additional depreciation expense, our general partner’s management will restate our previously issued financial statements for the years ended December 31, 2003, 2002 and 2001 filed on Form 10-K and for the quarters ended March 31, 2004 and June 30, 2004 filed on Form 10-Q. Our general partner’s management and the audit committee of our general partner’s board of directors consulted with our independent auditors, PricewaterhouseCoopers LLP, and determined that this was the proper approach. On October 12, 2004, our general partner’s management and the audit committee of our general partner’s board of directors concluded that our financial statements for the years ended December 31, 2003, 2002 and 2001 filed on Form 10-K and for the quarters ended March 31, 2004 and June 30, 2004 filed on Form 10-Q should no longer be relied upon because of this error in the financial statements as addressed in Accounting Principles Board Opinion No. 20.

The restatement affects our depreciation expense, net income and earnings per unit for the prior periods. The net impact of the restatement of depreciation expense on earnings per unit results will reduce earnings per unit by $0.02 from $1.43 to $1.41 for 2001; by $0.04 from $1.37 to $1.33 for 2002; by $0.06 from $1.47 to $1.41 for 2003. The net impact on each of the three months ended March 31, and June 30, 2004 will reduce earnings per unit by $0.02 from $0.19 to $0.17 and by $0.02 from $0.22 to $0.20, respectively. Earnings per unit for the nine months ended September 30, 2004 were $0.73 per unit compared with $1.11 in the same period of 2003. Earnings per unit results for the first nine months of 2004 included $0.14 of gains on disposition of real estate and an adjustment of $0.03 of additional depreciation on investments in leasehold investments related to the first six months of 2004. For the first nine months of 2003, earnings per unit included $0.57 of gains on dispositions of real estate and an additional restatement of depreciation expense of $0.04 related to certain leasehold investments. The restatement reduces net income available to unitholders from $130 million to $128 million for 2001, from $123 million to $120 million for 2002, from $129 million to $124 million for 2003, from $17 million to $16 million for the quarter ended March 31, 2004 and from $19 million to $18 million for the quarter ended June 30, 2004. This restatement of depreciation expense does not impact our previously reported funds from operations, or FFO, per fully diluted share and unit as, in accordance with NAREIT’s FFO definition, we add back real estate-related depreciation to calculate FFO.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property, L.P. (Registrant)
	By:	AMB Property Corporation, its General Partner

Date: October 15, 2004	By:	/s/ Tamra Browne Tamra Browne Senior Vice President, General Counsel and Secretary